                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We consent to the incorporation by reference in this registration statement of PRI Automation, Inc. (the "Company") on Form S-8 of our report dated November 12, 1997, on our audits of the consolidated financial statements of the Company as of September 30, 1997 and 1996, and for each of the three years in the period ended September 30, 1997, which report is included in the Company's 1997 Annual Report on Form 10-K.

                                         /s/ Coopers & Lybrand L.L.P.

                                         Coopers & Lybrand L.L.P.




Boston, Massachusetts
January 28, 1998